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                                                                    EXHIBIT 21.1

                        SUBSIDIARY OF FRESH CHOICE, INC.

    Fresh Choice, Inc. has one wholly-owned subsidiary, Moffett Design Corporation, a California corporation, which was incorporated on September 24, 1993.